Exhibit 99(P)
POWER OF ATTORNEY
The undersigned Directors and Officers of Farmers New World Life Insurance Company, a Washington corporation, hereby constitute and appoint David Hernandez, Tina de Jong, Ian Macleod, and Peter Moriarty, and each of them (with full power to each of them to act alone), his/her true and lawful attorney-in-fact and agent, with full power of substitution to each, for him/her and on his/her behalf and in his/her name, place and stead, to execute and file any of the documents referred to below relating to Registration Statements under the Securities Act of 1933 and under the Investment Company Act of 1940 listed below with respect to the variable annuity policies to be issued through the Farmers Annuity Separate Account A: registration statements on any form or forms under the Securities Act of 1933 and under the Investment Company Act of 1940, any and all amendments and supplements thereto, with all exhibits and all instruments necessary or appropriate in connection therewith, and all applications for any exemption from the federal securities laws, each of said attorneys-in-fact and agents and his or their substitutes being empowered to act with or without the others or other, and to have full power and authority to do or cause to be done in the name and on behalf of the undersigned each and every act and thing requisite and necessary or appropriate with respect thereto to be done in order to effectuate the same, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may do or cause to be done by virtue thereof.

REGISTRATION STATEMENTS
Registrant Name	Product Name and File Number
Farmers Annuity Separate Account A	Product Name: Farmers® Variable Annuity Securities Act File Number: 333-85183 Investment Company Act File Number: 811-09547

IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand on the date set forth below.

Signature	Title	Date
David Hernandez Bolanos Mar 26, 2026 6:23 PM MST	Chairman of the Board and Interim President and CEO	March 25, 2026
David Hernandez
David Travers Mar 26, 2026 1:20 PM CDT	Director	March 25, 2026
David Travers
Scott Stoll Mar 26, 2026 3:17 PM PDT	Director	March 25, 2026
Scott Stoll
Ben Tucker Mar 26, 2026 2:11 PM PDT	Director	March 25, 2026
Warren Tucker
Annette Thompson Mar 27, 2026 8:00 AM PDT	Director	March 25, 2026
Annette Thompson
John Griek Mar 26, 2026 11:27 AM PDT	Director	March 25, 2026
John Griek
Proprietary

Proprietary